Exhibit 23.1

[Grant Thornton LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 20, 2005, accompanying the consolidated financial statements of Perceptron, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 2005 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts”.

/S/ GRANT THORNTON LLP

Southfield, Michigan
January 31, 2006